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                                                          Exhibit Number (10)(i)
                                                            To 3/31/96 Form 10-Q


                          NORTHERN TRUST CORPORATION

                            ANNUAL PERFORMANCE PLAN

                                     1996

I.     PURPOSE OF PLAN
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       The purpose of the Annual Performance Plan (the "Plan") is to promote the achievement of superior financial and operating performance of the Northern Trust Corporation and its subsidiaries (hereinafter referred to as the "Corporation"), and further the objective of delivering unrivaled service quality to its clients and partners through the awarding of cash incentive payments to selected officers.

II.    PLAN YEAR
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       The Plan is effective from January 1, 1996 to December 31, 1996.

III.   ELIGIBILITY AND PARTICIPATION
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       Eligibility to participate in the Plan is restricted to officers with the title of Vice President and above and who are not eligible for participation in a Specialized Incentive Plan. Plan participation is reviewed each year, and participation in one year does not automatically indicate participation in subsequent Plan years. Participation in the Plan is based upon recommendation from the respective Business Unit Head.

IV.    AWARD FUNDING AND DETERMINATION
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       At the beginning of the Plan year, the Compensation and Benefits
       Committee of the Board of Directors of the Corporation will determine a Corporate Earnings Target and profit plan funding for awards under the Annual Performance Plan. The allocation of the plan award funding to each respective Business Unit will be based on the salaries of the eligible officers within the Business Unit. Within each Business Unit, one-half of the available funding for awards under the Plan will be based on the Corporation's financial achievement versus the Corporate Earnings Target. The other half of the award funding is based on the financial achievement of the Business Unit versus the Business Unit's earnings target. For staff support personnel, the available funding for awards will be based entirely on the financial achievement of the Corporation versus the Corporate Earnings Target. The formula determining the pool level funding based on Corporate and Business Unit performance is described in Attachment I.

V.     INDIVIDUAL AWARD DETERMINATION
       ------------------------------

       Individual participant awards will be discretionary. They will be determined by Business Unit Management based on an assessment of individual performance, relative to performance expectations, contribution, competitive level of total compensation, and available award pool funding.

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VI.    PAYMENT OF AWARDS

       Awards will be paid in cash as soon as practicable following the completion of the Plan year. Awards payable because of a Change in Control of the Corporation pursuant to Paragraph VIII(h) shall be paid in cash as soon as practicable following such Change in Control.

VII.   ADMINISTRATION

       The Plan shall be administered by the Management Committee of the Corporation (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee in the effective administration of the Plan, as described herein, shall be final and conclusive.

       The Board of Directors of the Corporation, by written resolution, may amend, suspend, or terminate any or all provisions of the Plan at any time.

VIII.  OTHER PROVISIONS

       The following miscellaneous provisions are applicable to the Plan:

       (a) Awards paid under the provisions of the Plan are considered pensionable earnings when paid.

       (b) Termination of employment by a participant during the Plan year, either voluntary or involuntary with case, and for reasons other than death, disability, or retirement shall result in immediate exclusion from the Plan.

       (c) Except in the event of the death of a participant, the rights and interests of a participant under the Plan shall not be assigned, encumbered, or transferred.

       (d) No employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan, nor any action taken thereunder, shall be construed as giving any employee or other person any right to be retained in the employ of the Corporation.

       (e) The Corporation shall have the right to deduct from all payments made under the Plan any taxes required by law to be withheld with respect to such payment.

       (f) All questions pertaining to the validity, construction and administration of the Plan and any award hereunder shall be determined in conformity with the laws of the State of Illinois.

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       (g)  Each participant shall designate a beneficiary (the "Designated
            Beneficiary") to receive the award, if any, allocated to a participant, in the event of such participant's death. If no Designated Beneficiary survives the participant, it shall be the surviving spouse of the participant or, if there is no surviving spouse, it shall be the participant's estate.

       (h) Notwithstanding any other terms contained herein, in the event of a Change in Control of the Corporation, discretionary awards shall be paid to participants in accordance with the last sentence of Section VI of this Plan and as if the Corporation and Business Units had achieved the respective earnings targets, as described in Section
            IV. For purposes of this paragraph, a "Change in Control" of the Corporation shall be deemed to occur on the earliest of:

            (i) The receipt by the Corporation of a Schedule 13D or other statement filed under Section 13(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), indicating that any entity, person, or group has acquired beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, or more than 30% of the outstanding capital stock of the Corporation entitled to vote for the election of directors ("voting stock");

            (ii) The commencement by an entity, person or group (other than the Corporation or a subsidiary of the Corporation) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Corporation.

            (iii) The effective time of (A) a merger or consolidation of the Corporation with one or more other corporations as a result of which the holders of the outstanding voting stock of the Corporation immediately prior to such merger or consolidation hold less than 60% of the voting stock of the surviving or resulting corporation, or (B) a transfer of substantially all of the property of the Corporation other than to an entity of which the Corporation owns at least 80% of the voting stock; or

            (iv) The election of the Board of Directors of the Corporation, without the recommendation or approval of the incumbent Board of Directors of the Corporation, or the lesser of (A) three directors or (B) directors constituting a majority of the number of directors of the Corporation then in office.

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